Exhibit n

CONSENT OF INDEPENDENT REGISTERED PUBLIC ACCOUNTING FIRM

We hereby consent to the use in this Registration Statement on Form N-2 of Nuveen Core Plus Impact Fund of our report dated March 25, 2021, relating to the financial statements of Nuveen Core Plus Impact Fund, which appears in such Registration Statement. We also consent to the references to us under the headings “Experts” and “Legal opinions and experts” in such Registration Statement.

/s/ PricewaterhouseCoopers LLP

Chicago, Illinois

March 25, 2021